Exhibit (d)(90)

AMENDED AND RESTATED
EXPENSE REIMBURSEMENT AGREEMENT
FOR THE TIAA-CREF FUNDS

This Agreement is entered into effective as of March 1, 2018, by and between TIAA-CREF Funds (the “Trust”), a Delaware statutory trust, and Teachers Advisors, LLC (“Advisors”), a Delaware limited liability company.

WHEREAS, the Trust is an open-end diversified management investment company currently consisting of various investment portfolios, each with up to five classes (collectively, the “Funds”).

WHEREAS, Advisors and the Trust have entered into an Amended and Restated Investment Management Agreement, as amended, (the “Investment Management Agreement”) providing for investment management services to be provided by Advisors to the Funds for an investment management fee; and

WHEREAS, with respect to Retirement, Retail, Institutional, Premier and Advisor Class shares, the parties hereto wish to lessen the impact of the total expenses of the Funds (collectively, the “Total Expenses”).

NOW, THEREFORE, the parties do hereby agree as follows:

1.	Term of Agreement. This Agreement shall commence as of March 1, 2018. This Agreement shall continue in force per the paragraphs below unless earlier terminated by written agreement of the parties hereto.

This Agreement shall continue in force until the close of business on February 28, 2019 with respect to the following Funds: Growth & Income, International Equity, Emerging Markets Equity, Large-Cap Growth, Large-Cap Value, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Large-Cap Growth Index, Large-Cap Value Index, Equity Index, S&P 500 Index, Small-Cap Blend Index, International Equity Index, Emerging Markets Equity Index, Enhanced International Equity Index, Social Choice Equity, Global Natural Resources, International Opportunities, Emerging Markets Debt, Social Choice International Equity, Social Choice Low Carbon Equity, Small/Mid-Cap Equity, International Bond, International Small-Cap Equity, Enhanced Large-Cap Growth Index and Enhanced Large-Cap Value Index Funds.

This Agreement shall continue in force until the close of business on July 31, 2018 with respect to the following Funds: Real Estate Securities, Bond, Bond Plus, High-Yield, Tax-Exempt Bond, Inflation Linked Bond, Short-Term Bond, Bond Index, Social Choice Bond, and Money Market Funds.

This Agreement shall continue in force until the close of business on September 30, 2018 with respect to the following Funds: Managed Allocation, Lifecycle Retirement Income, Lifecycle 2010, Lifecycle 2015, Lifecycle 2020, Lifecycle 2025, Lifecycle 2030, Lifecycle 2035, Lifecycle 2040, Lifecycle 2045, Lifecycle 2050, Lifecycle 2055, Lifecycle 2060, Lifecycle Index Retirement Income, Lifecycle Index 2010, Lifecycle Index 2015, Lifecycle Index 2020, Lifecycle Index 2025, Lifecycle Index 2030, Lifecycle Index 2035, Lifecycle Index 2040, Lifecycle Index 2045, Lifecycle Index 2050, Lifecycle Index 2055, Lifecycle Index 2060, Lifestyle Income, Lifestyle Conservative, Lifestyle Moderate, Lifestyle Growth and Lifestyle Aggressive Growth Funds.

This Agreement shall continue in force until the close of business on September 30, 2018 with respect to the Short-Term Bond Index Fund.

2.	Reimbursement of Expenses of the Funds. Advisors hereby agrees to reimburse the Funds for the Total Expenses of each Class of the Funds that exceed, on an annual basis, the percentages of average daily net assets set forth on Exhibit A. Total Expenses under this Agreement shall not be construed to include Acquired Fund Fees and Expenses (as defined in the Securities and Exchange Commission’s Form N-1A), interest, taxes, brokerage commissions or other transactional expenses and any extraordinary expenses incurred by a Fund.

3.	Amount and Frequency of Reimbursements. The amount of reimbursement, if any, for each Fund shall be determined monthly. The frequency of such reimbursements shall be made from time to time as agreed upon between the Trust and Advisors.

4.	Assignment and Modification. This Agreement may be modified or assigned only by a writing signed by all of the parties.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

TIAA-CREF FUNDS, on behalf of each of the Funds

By:

Title:

TEACHERS ADVISORS, LLC

By:

Title:

EXHIBIT A

	Inst Cl	Rtmt Cl	Retail Cl	Premier Cl	Advisor Cl

Growth & Income Fund	0.520%	0.770%	0.910%	0.670%	0.670%

International Equity Fund	0.600%	0.850%	0.990%	0.750%	0.750%

Emerging Markets Equity Fund	0.950%	1.200%	1.340%	1.100%	1.100%

International Opportunities Fund	0.700%	0.950%	1.090%	0.850%	0.850%

Large-Cap Growth Fund	0.520%	0.770%	0.910%	0.670%	0.670%

Large-Cap Value Fund	0.520%	0.770%	0.910%	0.670%	0.670%

Mid-Cap Growth Fund	0.550%	0.800%	0.940%	0.700%	0.700%

Mid-Cap Value Fund[1]	0.525%	0.775%	0.915%	0.675%	0.675%

Mid-Cap Value Fund[2]	0.550%	0.800%	0.940%	0.700%	0.700%

Small-Cap Equity Fund[1]	0.530%	0.780%	0.890%	0.680%	0.680%

Small-Cap Equity Fund[2]	0.530%	0.780%	0.920%	0.680%	0.680%

Small/Mid-Cap Equity Fund	0.530%	0.780%	0.920%	0.680%	0.680%

Large-Cap Growth Index Fund	0.090%	0.340%	N/A	N/A	0.240%

Large-Cap Value Index Fund	0.090%	0.340%	N/A	N/A	0.240%

Equity Index Fund	0.090%	0.340%	0.480%	0.240%	0.240%

S&P 500 Index Fund	0.090%	0.340%	N/A	N/A	0.240%

Small-Cap Blend Index Fund	0.090%	0.340%	N/A	N/A	0.240%

International Equity Index Fund	0.150%	0.400%	N/A	0.300%	0.300%

Emerging Markets Equity Index Fund	0.250%	0.500%	0.640%	0.400%	0.400%

Social Choice Equity Fund	0.220%	0.470%	0.610%	0.370%	0.370%

Real Estate Securities Fund	0.570%	0.820%	0.960%	0.720%	0.720%

Global Natural Resources Fund	0.750%	1.000%	1.140%	0.900%	0.900%

Managed Allocation Fund	0.000%	0.250%	0.250%	N/A	N/A

Bond Fund	0.350%	0.600%	0.700%	0.500%	0.500%

Bond Plus Fund	0.350%	0.600%	0.700%	0.500%	0.500%

Bond Index Fund	0.130%	0.380%	0.480%	0.280%	0.280%

[1]	Effective March 1, 2018 to April 30, 2018.
[2]	Effective May 1, 2018 to February 28, 2019.

Short-Term Bond Fund	0.300%	0.550%	0.650%	0.450%	0.450%

Short-Term Bond Index Fund	0.050%	0.300%	0.400%	0.200%	0.200%

High-Yield Fund	0.400%	0.650%	0.750%	0.550%	0.550%

Tax-Exempt Bond Fund	0.350%	N/A	0.700%	N/A	0.500%

Inflation-Linked Bond Fund	0.300%	0.550%	0.650%	0.450%	0.450%

Social Choice Bond Fund	0.400%	0.650%	0.750%	0.550%	0.550%

Social Choice Low Carbon Equity Fund	0.320%	0.570%	0.710%	0.470%	0.470%

Social Choice International Equity Fund	0.400%	0.650%	0.790%	0.550%	0.550%

Emerging Markets Debt Fund	0.650%	0.900%	1.000%	0.800%	0.800%

International Bond Fund	0.650%	0.900%	1.000%	0.800%	0.800%

International Small-Cap Equity Fund[3]	0.700%	0.950%	1.090%	0.850%	0.850%

International Small-Cap Equity Fund[4]	0.750%	1.000%	1.140%	0.900%	0.900%

Money Market Fund	0.150%	0.400%	0.500%	0.300%	0.300%

Enhanced Large-Cap Growth Index Fund[5]	0.380%	N/A	N/A	N/A	0.530%

Enhanced Large-Cap Growth Index Fund[6]	0.400%	N/A	N/A	N/A	0.550%

Enhanced Large-Cap Value Index Fund[5]	0.380%	N/A	N/A	N/A	0.530%

Enhanced Large-Cap Value Index Fund[6]	0.400%	N/A	N/A	N/A	0.550%

Enhanced International Equity Index Fund	0.500%	N/A	N/A	N/A	0.650%

Lifecycle 2010 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle 2015 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle 2020 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle 2025 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle 2030 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle 2035 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle 2040 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle 2045 Fund	0.000%	0.250%	N/A	0.150%	0.150%

[3]	Effective March 1, 2018 to March 31, 2018.
[4]	Effective April 1, 2018 to February 28, 2019.
[5]	Effective March 1, 2018 to September 30, 2018.
[6]	Effective October 1, 2018 to February 28, 2019.

Lifecycle 2050 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle 2055 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle 2060 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle Retirement Income Fund	0.000%	0.250%	0.250%	0.150%	0.150%

Lifecycle Index 2010 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle Index 2015 Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifecycle Index 2020 Fund	0.010%	0.260%	N/A	0.160%	0.160%

Lifecycle Index 2025 Fund	0.010%	0.260%	N/A	0.160%	0.160%

Lifecycle Index 2030 Fund	0.020%	0.270%	N/A	0.170%	0.170%

Lifecycle Index 2035 Fund	0.020%	0.270%	N/A	0.170%	0.170%

Lifecycle Index 2040 Fund	0.030%	0.280%	N/A	0.180%	0.180%

Lifecycle Index 2045 Fund	0.030%	0.280%	N/A	0.180%	0.180%

Lifecycle Index 2050 Fund	0.030%	0.280%	N/A	0.180%	0.180%

Lifecycle Index 2055 Fund	0.030%	0.280%	N/A	0.180%	0.180%

Lifecycle Index 2060 Fund	0.030%	0.280%	N/A	0.180%	0.180%

Lifecycle Index Retirement Income Fund	0.000%	0.250%	N/A	0.150%	0.150%

Lifestyle Income Fund	0.100%	0.350%	0.490%	0.250%	0.250%

Lifestyle Conservative Fund	0.100%	0.350%	0.490%	0.250%	0.250%

Lifestyle Moderate Fund	0.100%	0.350%	0.490%	0.250%	0.250%

Lifestyle Growth Fund	0.100%	0.350%	0.490%	0.250%	0.250%

Lifestyle Aggressive Growth Fund	0.100%	0.350%	0.490%	0.250%	0.250%